SEVENTH AMENDMENT TO CREDIT AGREEMENT

This Seventh Amendment and Agreement (“Agreement”) dated as of August 25, 2010 (“Effective Date”) is by and among Belden & Blake Corporation, an Ohio corporation (the "Company”), the Lenders (as defined below), and BNP Paribas, as Administrative Agent (as such term is defined below).

RECITALS

A. The Company, certain subsidiaries of the Company, as Guarantors, the lenders party thereto from time to time (the “Lenders”), and BNP Paribas, as administrative agent for such Lenders (together with its permitted successors in such capacity, the “Administrative Agent”) are parties to the First Amended and Restated Credit and Guaranty Agreement dated as of August 16, 2005, as amended by the First Amendment to Credit Agreement dated as of September 27, 2005, the Second Amendment and Waiver dated as of August 3, 2007, the Third Amendment and Waiver dated as of March 24, 2008, the Fourth Amendment, Waiver and Agreement dated as of April 9, 2009, the Fifth Amendment and Agreement dated as of September 25, 2009, and the Sixth Amendment to Credit Agreement dated as of March 23, 2010 (as so amended and as the same may be amended or modified from time to time, the “Credit Agreement”).

B. The Company, the Lenders and the Administrative Agent wish to, subject to the terms and conditions of this Agreement, (1) extend the Revolving Commitment Termination Date (as defined in the Credit Agreement), (2) extend the Hedge L/C Commitment Termination Date (as defined in the Credit Agreement), (3) reduce the Borrowing Base (as defined in the Credit Agreement) by $10,000,000 to $55,000,000, (4) in connection with a $10,000,000 optional prepayment of the Revolving Loans to be made on the date hereof, make a corresponding $10,000,000 reduction in the Revolving Commitments (as defined in the Credit Agreement) and (5) make certain other amendments to the Credit Agreement.

THEREFORE, the Company, the Administrative Agent, and the Lenders hereby agree as follows:

Section 1. Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings herein assigned. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2. Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3. Amendments to the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined term in alphabetical order:

"Capital C Subordinated Note” means that certain Subordinated Promissory Note dated August 16, 2005 in the original principal amount of $94,000,000 made by the Company payable to the order of Capital C Energy Operations, L.P.

"Seventh Amendment Effective Date” means the “Effective Date”, as such term is defined in the Seventh Amendment to Credit Agreement dated as of August 25, 2010 by and among the Borrower, the Lenders and the Administrative Agent, which amends this Agreement.

(b) Section 1.01 of the Credit Agreement is hereby further amended by replacing the defined terms “Consolidated Cash Interest Expense”, “Hedge L/C Commitment Termination Date”, “Interest Coverage Ratio” and “Revolving Commitment Termination Date” in their entirety with the following corresponding terms:

"Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, excluding any amounts paid in kind under the Qualified Junior Debt, and excluding any Restricted Junior Payments paid in kind and other payments, in each case, permitted under the terms of Section 6.5(i) or Section 6.5(ii) hereof.

"Hedge L/C Commitment Termination Date” means the earliest to occur of (i) April 14, 2012, (ii) the date the Hedge L/C Commitments are permanently reduced to zero pursuant to Section 2.13(b), and (iii) the date of the termination of the Hedge L/C Commitments pursuant to Section 8.1.

"Interest Coverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated EBITDAX for (a) the one-Fiscal Quarter ending on September 30, 2005, (b) the two-Fiscal Quarter period ending December 31, 2005, (c) the three-Fiscal Quarter period ending March 31, 2006, and (d) each four-Fiscal Quarter period ending thereafter to (ii) Consolidated Cash Interest Expense for such period; provided that, for purposes of the Interest Coverage Ratio for each of the four Fiscal Quarters ending on and after September 30, 2010 to and including December 31, 2011, Consolidated Cash Interest Expense for each such four-Fiscal Quarter period shall be calculated after giving pro forma effect to the permitted redemption of the Senior Secured Notes that are made during such four-Fiscal Quarter period assuming that such redemption had been made as of the first day of such four-Fiscal Quarter period.

"Revolving Commitment Termination Date” means the earliest to occur of (i) April 14, 2012, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b), and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

(c) Section 2.3 of the Credit Agreement is hereby amended by deleting clause (f) therein in its entirety and replacing it with the following:

(f) Mandatory Reduction. (i) If the aggregate amount of cash paid by the Company or any Guarantor with respect to repurchases, redemptions, prepayments or other retirements of the Senior Secured Notes from and after the Seventh Amendment Effective Date exceeds $20,000,000, then effective as of each date such excess amount is paid by the Company or any Guarantor, the Borrowing Base shall automatically reduce in an amount equal to such excess amount. (ii) In addition to the mandatory reductions provided in the foregoing clause (i), if the Company makes cash distributions on account of any shares of any class of stock of the Company from and after the Seventh Amendment Effective Date, then effective as of each date such cash distribution is made, the Borrowing Base shall automatically reduce in an amount equal to such cash distribution amount.

(d) Section 6.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

6.5 Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries or Affiliates through any manner or means or through any other Person to (a) directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment, including but not limited to, principal payments on the Senior Secured Indebtedness but excluding interest payments on any Senior Secured Indebtedness or (b) otherwise make any optional or voluntary repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing in this clause (b)) of the Senior Secured Indebtedness; provided that:

(i) the Company may make principal payments to Capital C Energy Operations, L.P. in an amount not to exceed $5,000,000 to satisfy interest payments which accrued under the Capital C Subordinated Note that were paid in kind (i.e. added to the principal amount thereof);

(ii) from July 1, 2010 until December 31, 2010, Company may make cash interest payments to Capital C Energy Operations, L.P. accruing under the Capital C Subordinated Note so long as the aggregate Unused Revolving Commitment Amount is greater than or equal to $10,000,000 both before and after giving effect to such cash interest payments;

(iii) from the Seventh Amendment Effective Date until February 28, 2011, Company may repurchase, redeem, prepay or otherwise retire all or any portion of the outstanding Senior Secured Notes from time to time; provided, however, that (A) the aggregate amount of cash paid by the Company or any Guarantor with respect to such repurchases, redemptions, prepayments or other retirements of such Senior Secured Notes shall not exceed $30,000,000, and (B) if such aggregate amount, at any time, exceeds $20,000,000, the Borrowing Base is reduced as required under Section 2.3(f)(i); and

(iv) from the Seventh Amendment Effective Date until the Revolving Commitment Termination Date, Company may make cash distributions on account of any shares of any class of stock of the Company so long as (A) the aggregate Unused Revolving Commitment Amount is greater than or equal to $10,000,000 before giving effect to such cash distribution, (B) the aggregate amount of such cash distributions does not exceed $4,000,000, and (C) the Borrowing Base is reduced as required under Section 2.3(f)(ii).

Section 4. Borrowing Base Decrease; Revolving Commitment Decrease. Subject to the terms of this Agreement, the parties hereto agree that, as of the Effective Date, the Borrowing Base is hereby reduced by $10,000,000 to $55,000,000 and such Borrowing Base shall remain in effect at such amount until the Borrowing Base is redetermined or reduced in accordance with the Credit Agreement, as amended hereby. The parties hereto acknowledge and agree that the Borrowing Base redetermination set forth in this Section 4 shall be and be deemed to be the semi-annual redetermination scheduled to occur in fall, 2010 as provided for in Section 2.3(b)(ii) of the Credit Agreement. Effective upon the optional prepayment of the Revolving Loans in an amount equal to $10,000,000 made by the Borrower on the date hereof, the Revolving Commitments are correspondingly reduced pro rata by $10,000,000 and shall remain in effect as so reduced until such Revolving Commitments are further reduced or terminated in accordance with the terms of the Credit Agreement, as amended hereby.

Section 5. Company Representations and Warranties. The Company represents and warrants that, after giving effect to this Agreement: (a) the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Credit Documents, are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Company and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Company’s obligations under the Credit Documents.

Section 6. Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the Company, the Administrative Agent, and the Lenders upon the occurrence of the following conditions precedent:

(a) The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Company, the Administrative Agent and all the Lenders.

(b) The Administrative Agent shall have received a certificate, dated as of the Effective Date, duly executed and delivered by the Company’s officer as to (A) updated officers’ incumbency since those delivered at the Closing Date, (B) the effectiveness of, and no change in, the resolutions passed on or prior to, and in effect on, the Closing Date, (C) no change in organizational documents since the Closing Date, and (D) governmental approvals, if any, with respect to this Agreement.

(c) The Administrative Agent shall have received certificates of existence and good standing for the Company in each state in which the Company is organized, which certificate shall be dated a date not sooner than 30 days prior to the Effective Date.

(d) No Default shall have occurred and be continuing as of the Effective Date.

(e) The representations and warranties in this Agreement shall be true and correct in all material respects.

(f) The Company shall have paid all costs and expenses which have been invoiced and are payable pursuant to Section 10.2 of the Credit Agreement.

Section 7. Acknowledgments and Agreements.

(a) The Company acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b) The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Credit Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Credit Documents.

(c) Each of the Company, the Administrative Agent and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Company acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement. From and after the Effective Date, all references to the Credit Agreement and the Credit Documents shall mean such Credit Agreement and such Credit Documents as amended by this Agreement.

(d) This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 11. Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York.

Section 12. Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature pages follow.]

EXECUTED effective as of the date first above written.

COMPANY:

BELDEN & BLAKE CORPORATION

By: /s/ James M. Vanderhider
Name: James M. Vanderhider
Title: President and Chief Financial Officer

ADMINISTRATIVE AGENT/
LENDER:

BNP PARIBAS,

as Administrative Agent and as Lender

By: /s/ Polly Schott
Name: Polly Schott
Title: Director

By: /s/ Courtney Kubesch
Name: Courtney Kubesch
Title: Vice President

LENDER:

JPMORGAN CHASE BANK, N.A.

as Lender

By: /s/ Michael A. Kamauf
Name: Michael A. Kamauf
Title: Vice President

LENDER:

AMEGY BANK NATIONAL ASSOCIATION,

as Lender

By: /s/ Charles W. Patterson
Name: Charles W. Patterson
Title: Senior Vice President